Exhibit 10.26

LSB INDUSTRIES, INC.

(2008 Stock Incentive Plan)

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is effective as of January 5, 2016, (the “Grant Date”), by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and Michael Foster (the “Participant”).  For valuable consideration, the Company and Participant agree as follows.

1.Background.  The Participant is an employee, officer or director of the Company or an Affiliate, whom the Compensation Committee of the Board of Directors of the Company (“Committee”) has selected to receive an award under the Company’s 2008 Stock Incentive Plan (as may be amended from time to time, the “Plan”).  The purpose of the award is to retain and motivate the Participant by providing the Participant the opportunity to acquire a proprietary interest in the Company and to link the Participant’s interests and efforts to the long-term interests of the Company’s shareholders.

2.Restricted Stock Grant.  Subject to the terms of the Plan and of this Agreement, the Company hereby grants to the Participant 50,139 shares of the Company’s Common Stock, subject to certain restrictions thereon (the “Restricted Stock”).

3.Restrictions; Forfeiture.  The Restricted Stock is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until the restrictions enumerated in this Agreement and the Plan are removed or expire as contemplated in Section 4 of this Agreement.  The Restricted Stock is also restricted in the sense that it may be forfeited to the Company (the “Forfeiture Restrictions”).  Except as otherwise provided in Section 4, if the Participant’s service relationship with the Company or any of its subsidiaries is terminated for any reason, then those shares of Restricted Stock for which the restrictions have not lapsed as of the date of termination shall become null and void and those shares of Restricted Stock shall be forfeited to the Company.  The Restricted Stock for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.  The Participant hereby agrees that if the Restricted Stock is forfeited, the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

4.Vesting.

4.1The restrictions on the Restricted Stock granted pursuant to this Agreement will expire and the Restricted Stock will become transferable, and nonforfeitable as to one-third of the Restricted Stock on each of the first three anniversaries of the Grant Date, such that 100% of the shares of Restricted Stock shall be vested on the third anniversary of the Grant Date; provided, however, that, except as otherwise provided in Section 4.2 of this Agreement or in the Employment Agreement between the parties dated as of January 6, 2016 (the “Employment Agreement”), the Restricted Stock will vest on such dates only if the Participant remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Grant Date through the applicable vesting date.

4.2Notwithstanding Section 4.1 of this Agreement, provided that (i) the Participant remains in the employ of or a service provider to the Company or its subsidiaries continuously from the Grant Date until immediately prior to the occurrence of any of the events listed below and (ii) the Participant holds Restricted Stock granted pursuant to this Agreement at such time, then:

4.2.1	all shares of Restricted Stock shall automatically vest in full upon a Change in Control of the Company (as defined in the Employment Agreement);
4.2.2

all shares of Restricted Stock shall automatically vest in full upon a termination of the Participant’s employment by the Company without Cause (as defined in the Employment Agreement) or by the Participant for Good Reason (as defined in the Employment Agreement); or

4.2.3

a pro-rata portion of Restricted Stock shall automatically vest upon the Participant’s termination of employment by reason of death or Disability (as defined in the Employment Agreement) with such pro-rata portion calculated by multiplying the number of shares of Restricted Stock scheduled to vest on the anniversary of the Grant Date immediately succeeding such termination of employment by a fraction, the numerator of which is the number of days that have elapsed from the last anniversary of the Grant Date (or if such termination of employment occurs prior to the first anniversary of the Grant Date, then the number of days that have elapsed from the Grant Date) through the date of such termination of employment and the denominator of which shall be 365.

5.Escrow of Restricted Stock.  The Company shall evidence the Restricted Stock in the manner that it deems appropriate, including, without limitation, certificating the Restricted Stock or evidencing the Restricted Stock in book entry form, electronic or otherwise.  The Company may issue in the Participant’s name a certificate or certificates representing the Restricted Stock and retain that certificate or those certificates until the restrictions on such Restricted Stock expire, as contemplated in Section 4 of this Agreement, or the Restricted Stock is forfeited, as described in Section 3 of this Agreement.  If the Company certificates the Restricted Stock, the Participant shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company.  The Company shall hold the Restricted Stock and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Stock are delivered to the Participant, (b) the Restricted Stock is otherwise transferred to the Participant free of restrictions, or (c) the Restricted Stock is canceled and forfeited pursuant to this Agreement.

6.Ownership of Restricted Stock.  From and after the Grant Date, the Participant will be entitled to all the rights of absolute ownership of the Restricted Stock granted under this Agreement, including the right to vote those shares; provided, however, that any dividends paid by the Company with respect to the Restricted Stock prior to the expiration of the Forfeiture Restrictions shall be held in escrow by the Company and paid to the Participant, if at all, at the time the Forfeiture Restrictions expire on the Restricted Stock for which the dividend accrued; provided, further, that in no event shall dividends be settled later than 45 days following the date on which the Forfeiture Restrictions expire with respect to the Restricted Stock for which the dividends were accrued.  For purposes of clarity, if the Restricted Stock is forfeited by the Participant pursuant to the terms of this Agreement then the Participant shall also forfeit the dividends, if any, accrued with respect to such forfeited Restricted Stock.  No interest will accrue on the dividends between the declaration and settlement of the dividends.

7.Delivery of Stock.  Promptly following the expiration of the restrictions on the Restricted Stock as contemplated in Section 4 of this Agreement, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee a certificate or other evidence of the number of whole shares of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 8 of this Agreement.  The value of such Restricted Stock shall not bear any interest, and the Company shall not have any liability to the Participant other than to deliver the Restricted Stock and associated dividends, if any, because of to the passage of time or any delay in delivery.

8.Payment of Taxes.  The Company may require the Participant to pay to the Company (or the Company’s subsidiary if the Participant is an employee of a subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its subsidiary’s) current or future obligation to withhold federal, state, and local income or other taxes that the Participant incurs as a result of the vesting of the Restricted Stock.  With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Participant under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Common Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c).  If the Participant desires to elect to use the stock withholding option described in subparagraph (a), the Participant must make the election at the time and in the manner the Company prescribes. If such tax obligations are satisfied under subparagraph (a) or (b), the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair

Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, and local, tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award. The Company, in its discretion, may deny the Participant’s request to satisfy its tax withholding obligations using a method described under subparagraph (a), (b), or (d).  In the event the Company determines that the aggregate Fair Market Value of the shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

9.Leave of Absence.  With respect to the Restricted Stock, the Company may, in its sole discretion, determine that if the Participant is on leave of absence for any reason, the Participant will be considered to still be in the employ of, or providing services to, the Company, provided that rights to the Restricted Stock during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

10.Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary except for Section 16, the issuance of Common Stock (including Restricted Stock) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, Common Stock will not be issued hereunder unless (i) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT ISSUANCE OF UNRESTRICTED STOCK UPON THE VESTING OF RESTRICTED STOCK GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of the Restricted Stock, or unrestricted Common Stock (upon vesting), will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Committee and appropriate officers of the Company are authorized to take the Securities Actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

11.Certain Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

12.Anti-dilution.  In the event of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, then the Committee shall make proportional adjustments to the Restricted Stock and/or the Plan as described in Section 13 of the Plan.

13.The Plan.  Participant acknowledges receipt of a copy of the Plan, which is attached hereto as Exhibit A, and represents that Participant is familiar with the terms and provisions of the Plan and hereby accepts the Restricted Stock subject to all such terms and provisions.

14.Employment.  Nothing in the Plan or in this Agreement shall confer upon Participant any right to continued employment as an employee of the Company or its Affiliates or interfere in any way with the right of the Company and its Affiliates to terminate Participant’s employment at any time.

15.Binding Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

16.Company Representations and Warranties.  The Company represents and warrants that there are sufficient shares under the Plan (and will reserve same) for this award and also that it will take all reasonable steps necessary to file an S-8 or other registration statement to enable it to issue shares of Restricted Stock to Participant upon the Grant Date and for Participant to sell them once vested.

17.No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock granted hereunder.

18.Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of Common Shares or property to the Participant or the Participant’s legal representative, heir, legatee, or distribute, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder.  The Company may require the Participant or the Participant’s legal representative, heir, legatee or distribute, as a condition precedent to such payment or issuance, to execute a release solely with respect to the delivered Restricted Stock and receipt therefor in such form as it shall reasonably determine.

19.Governing Law and Consent to Jurisdiction and Venue.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Oklahoma, without giving any effect to any conflict of law provisions thereof, except to the extent Oklahoma state law is preempted by federal law.  Further, the Participant hereby consents and agrees that state courts located in Oklahoma City, Oklahoma and the United States District Court for the Western District of Oklahoma each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the Restricted Shares or this Agreement.  In any dispute with the Company, the Participant will not raise, and the Participant hereby expressly waives, any objection or defense to such jurisdiction as an inconvenient forum.

20.Clawback.  This Agreement and the Restricted Stock granted hereunder is subject to any written clawback policies of the Company, whether in effect on the Grant Date or adopted, with the approval of the Board, following the Grant Date and either (i) applicable to all senior executives of the Company and their restricted stock awards or (ii) adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission.  Any such policy may subject the Restricted Stock and amounts paid or realized with respect to the Restricted Stock to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur as specified in such policy, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy and which the Company determines should apply to the Restricted Stock in accordance with this Section 20.

21.Electronic Delivery.  The Participant consents to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with applicable law.  This consent shall be effective for the entire time that the Participant holds awards granted under the Plan.

22.Entire Agreement.  This Agreement and the Employment Agreement constitute the entire agreement between the Company and the Participant relating to the Restricted Stock.  Any previous agreement with respect to this matter is superseded by this Agreement.  Unless otherwise provided in the Plan, no term, provision or condition of this Agreement may be modified in any respect except by a writing executed by both of the parties hereto.  No person has any authority to make any representation or promise not set forth in this Agreement.  This Agreement has not been executed in reliance upon any representation or promise except those contained herein and in the Employment Agreement.

EXECUTED effective as of the Grant Date.

LSB INDUSTRIES, INC., a Delaware corporation

By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
President, CEO

/s/ Michael Foster
Michael Foster
Participant

Exhibit A

LSB Industries, Inc. 2008 Incentive Stock Plan

(as amended and restated effective April 3, 2014)

LSB Industries, Inc. 2008 Incentive Stock Plan

(as amended and restated effective April 3, 2014)

Section 1. Purpose of the Plan

The purpose of the LSB Industries, Inc. 2008 Incentive Stock Plan (the “Plan”), is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of LSB Industries, Inc. (the “Company”) by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

Section 2. Definitions

As used in the Plan,

“Affiliate” means all Persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Code Section 414(c) of the Code, except that where Treasury Regulation §1.414(c)-2(b)(2)(i) requires at least an 80 percent interest for establishment of a controlling interest, only a 50 percent interest shall be required.   In addition, for purposes of determining whether any individual is eligible to receive a grant of Incentive Stock Options, the term “Affiliate” shall refer only to those Persons who are “subsidiaries” as defined Section 424(f) of the Code.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“CEO” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 162(m)” means Section 162(m) of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Code Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Committee” has the meaning set forth in Section 3 below.

“Common Stock” means the common stock, par value $.10 per share, of the Company.

“Company” means LSB Industries, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Code Section 162(m)(3) or any successor provision.

“Disability” or “Disabled” means as to any Participant that such Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.  Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Code Section 409A and the guidance thereunder.

“Effective Date” has the meaning set forth in Section 16.

“Eligible Person” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise required under any applicable provision of the Code, as of any given date: (a) the closing price of the common stock on the last preceding day on which the common stock was traded, as reported on a national securities exchange or (b) if the fair market value of the common stock cannot be determined pursuant to clause (a), such price as the Committee shall determine; provided that for Awards subject to Code Section 409A, any such determination shall comply with Code Section 409A and guidance thereunder.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Key Employee” means an employee designated in accordance with Section 3.5 below.  as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements under Section 416(i) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on the Key Employee Designation Date.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any Eligible Person as set forth in Section 5 to whom an Award is granted.

“Performance Based Exception” means the performance based exception from the tax deductibility limitations of Code Section 162(m) contained in Section 162(m)(4)(C) of the Code.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Plan” means the LSB Industries, Inc. 2008 Incentive Stock Plan.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Retirement” means a Termination of Service voluntarily at a time when a Participant is entitled to begin immediate receipt of early or normal retirement benefits under one or more of the Company’s defined benefit pension plans, or under comparable terms of an Affiliate’s pension plan, as then in effect, unless provided otherwise in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or an Affiliate.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Termination of Service,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, means a Participant’s termination or deemed termination from employment with the Company and its Affiliates.  For purposes of determining whether a Termination of Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed three (3) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract.  For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer.  If the period of leave exceeds three (3) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such three (3) month period.  Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three (3) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such three (3) month period.  For purposes of this Agreement, a Termination of Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (a) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (b) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor.  The determination of whether a Termination of Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

Section 3. Administration

3.1 Committee

The Plan shall be administered by the Committee which shall, as the context requires, refer to the Board, the Compensation and Stock Option Committee of the Board, the CEO or any other committee to which administration is delegated by the Board in accordance with Section 3.3 hereof.

3.2 Administration of the Plan

Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall mean (a) the Board, with respect to all non-employee directors, (b) the Compensation and Stock Option Committee of the Board, with respect to all executive officers of the Company and any other Eligible Person with respect to whom it elects to act as the Committee and (c) except as the Compensation and Stock Option Committee of the Board may provide, if the CEO is a member of the Board, a committee consisting of the CEO with respect to any Eligible Person other than an executive officer of the Company.  To the extent the Board considers it desirable to comply with Rule 16 b-3, the Committee shall consist of two or more directors of the Company, each of whom shall qualify as both an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” as defined in Rules 16b-3 promulgated under the Exchange Act.

3.3 Delegation by the Board

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board or one or more officers of the Company, subject to such limitations as the Board deems appropriate, except with respect to Awards to non-employee Directors and to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees. Members of any such committee, which shall also be referred to as the “Committee,” shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.4 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Eligible Persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan (including, but not limited to, vesting of such Award); (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.5 Designation of Key Employees

For purposes of Code Section 409A, annually the Board shall designate in writing those employees who are Key Employees as of December 31 (the “Key Employee Designation Date”).  A Participant designated as a Key Employee shall be a Key Employee for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.

Section 4. Shares Subject to the Plan

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 13, the maximum number of shares of Common Stock available for issuance under the Plan shall be 1,975,000.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) shares covered by an Award that is settled in cash, or (iii) the number of shares subject to a SAR in excess of the number of shares that are delivered to the Participant upon exercise of the SAR. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 13.

4.3 Limitations

(a) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) shall not exceed 1,975,000.

(b) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed 1,975,000.

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or an Affiliate whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. The above are “Eligible Persons.”

Section 6. Awards

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right must be set forth as a separate arrangement to the extent required by Code Section 409A, if applicable.  Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of an Award subject to performance goals until such time as the Committee has certified that the performance goals with respect to such Award have been achieved for the relevant period.

Section 7. Options

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

7.2.1 Less than 10% Shareholders.  The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock at the Grant Date for options granted to an individual who, at the time the option is granted, does not own stock possessing  more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary (computed in accordance with the provisions applicable to Section 422(b)(6) of the Code) (a “less than 10% Shareholder”).

7.2.2 10% Shareholder.  The exercise price of any Incentive Stock Option granted to an individual who is not a less than 10% Shareholder (a “10% Shareholder”) shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option at the time the Incentive Stock Option is granted, determined in accordance with the applicable regulations and rulings of the Commissioner of the Internal Revenue Service in effect at the time the Incentive Stock Option is granted.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be a term not to exceed ten (10) years from the Grant Date (five (5) years in the case of an Incentive Stock Option granted to a 10% Shareholder) as established for that Option by the Committee or, if not so established, shall be ten (10) years from the Grant Date.

7.4 Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

Section 8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock at the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be a term not to exceed ten (10) years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten (10) years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

Section 9. Restricted Stock and Restricted Stock Units

9.1 Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or an Affiliate), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 11, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Unit intended to qualify for the Performance Based Exception for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

Section 10. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 9, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Subject to adjustment as provided in Section 13, and in accordance with the requirements under Code Section 162(m), no Participant shall receive in any one calendar year grants of Options or Stock Appreciation Rights covering an aggregate of more than one hundred thousand (100,000) shares of Common Stock.  Notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right intended to qualify as performance based compensation under Code Section 162(m) for the Performance Based Exception of Code Section 162(m) shall have an exercise or grant price, an applicable, of no less than 100% of the Fair Market Value of the Common Stock at the Grant Date, except in the case of Substitute Awards.

Section 11. Withholding

The Company may require a Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”).

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

In addition, the Company may accelerate the time or schedule of a payment of vested shares of Common Stock subject to an Award, and/or deduct from any payment of shares of Common Stock subject to an Award to the Participant, or to his or her beneficiaries in the case of the Participant’s death, that number of shares of Common Stock having a Fair Market Value at the date of such deduction equal to any amounts due from the Participant to the Company or any Affiliate (“other obligations”) as satisfaction of any such other obligations, provided that (x) such other obligations are incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (y) the aggregate amount of any collateral held in connection with such other obligations or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (z) the deduction of shares of Common Stock is made at the same time and in the same amount as the other obligations otherwise would have been due and collected from the Participant.

The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.

Section 12. Assignability

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

Section 13. Adjustments

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (v) the maximum number and kind of securities available for issuance under the Plan; (w) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (x) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (y) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (z) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

Section 14. Amendment and Termination

14.1 Amendment, Suspension or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable.  In addition, the Company intends that, except as the Committee otherwise determines, the Plan and Awards either comply with or be excepted from Code Section 409A.  Accordingly, the Company reserves the right, without the consent of affected Participants, to amend or revise the Plan and/or to amend, revise or revoke any Award (including any agreement under which such Award was granted) in order to cause the Plan and/or the Award (including any agreement under which such Award was granted) to be so compliant or excepted and to take such other actions under the Plan and any Award (including any agreement under which such Award was granted) to achieve such compliance or exception.  Notwithstanding the foregoing, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

14.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive

Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

14.3 Consent of Participant

Except as provided in Section 14.1 above, (a) the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan and (b) any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 13 shall not be subject to these restrictions.

14.4 Restriction on Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Section 15. General

15.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.  Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or other relationship at any time, with or without cause.

15.2 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.3 Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

15.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5 Compliance with Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

15.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

15.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oklahoma without giving effect to principles of conflicts of law.

Section 16. Effective Date

The Plan was effective June 5, 2008 (the “Effective Date”), and the Plan was amended effective April 3, 2014, subject to shareholder approval of the Plan within twelve months of the date of such amendment.